UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 7, 2007
ENCORE ACQUISITION COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-16295	75-2759650
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

777 Main Street, Suite 1400, Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (817) 877-9955
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     Encore Acquisition Company Senior Secured Credit Agreement
     On March 7, 2007, Encore Acquisition Company, a Delaware corporation (“Encore”), entered into a five-year amended and restated credit agreement (the “Encore Credit Agreement”) with Bank of America, N.A., as administrative agent and L/C Issuer, Fortis Capital Corp. and Wachovia Bank, N.A., as co-syndication agents, BNP Paribas and Calyon New York Branch, as co-documentation agents, Banc of America Securities LLC, as sole lead arranger and sole book manager, and other lenders. The Encore Credit Agreement amended and restated Encore’s Amended and Restated Credit Agreement dated as of August 19, 2004, as amended.
     The Encore Credit Agreement provides for revolving credit loans to be made to Encore from time to time and letters of credit to be issued from time to time for the account of Encore or any of its restricted subsidiaries. The aggregate amount of the commitments of the lenders under the Encore Credit Agreement is $1.25 billion. Availability under the Encore Credit Agreement is subject to a borrowing base. The initial borrowing base is $650 million, and will increase automatically to $950 million upon the closing of Encore’s acquisition of certain properties located in the Williston Basin of Montana and North Dakota. The borrowing base is redetermined semi-annually and upon requested special redeterminations.
     The Encore Credit Agreement matures on March 7, 2012. Encore’s obligations under the Encore Credit Agreement are secured by a first-priority security interest in Encore’s and its restricted subsidiaries proved oil and natural gas reserves and in the equity interests of Encore’s restricted subsidiaries. In addition, Encore’s obligations under the Encore Credit Agreement are guaranteed by its restricted subsidiaries.
     Loans under the Encore Credit Agreement are subject to varying rates of interest based on (1) the total amount outstanding under the credit agreement in relation to the borrowing base and (2) whether the loan is a Eurodollar loan or a base rate loan. Eurodollar loans bear interest at the Eurodollar rate plus the applicable margin indicated in the following table, and base rate loans bear interest at the base rate plus the applicable margin indicated in the following table:

Ratio of Total Outstandings	Applicable Margin for	Applicable Margin for
to Borrowing Base	Eurodollar Loans	Base Rate Loans
less than .50 to 1	1.000%	0.000%
greater than or equal to .50 to 1 but less than .75 to 1	1.250%	0.000%
greater than or equal to .75 to 1 but less than .90 to 1	1.500%	0.250%
greater than .90 to 1	1.750%	0.500%
     The “Eurodollar rate” for any interest period (either one, two, three or six months, as selected by Encore) is the rate per annum equal to the British Bankers Association LIBOR Rate, as published by Reuters or another source designated by Bank of America, N.A., for deposits in dollars for a similar interest period. The “base rate” is calculated as the higher of (1) the annual rate of interest announced by Bank of America, N.A. as its “prime rate” and (2) the federal funds effective rate plus 0.5%.
     As of March 7, 2007, the aggregate principal amount of loans outstanding under the Encore Credit Agreement was $501.9 million and the aggregate face amount of outstanding letters of credit was $20.0 million. Borrowings under the Encore Credit Agreement may be repaid from time to time without penalty.
     The Encore Credit Agreement contains covenants that include, among others:
•	a prohibition against incurring debt, subject to permitted exceptions;

•	a prohibition against paying dividends or making distributions, purchasing or redeeming capital stock or prepaying indebtedness, subject to permitted exceptions;

•	a restriction on creating liens on Encore’s and its restricted subsidiaries’ assets, subject to permitted exceptions;

•	restrictions on merging and selling assets outside the ordinary course of business;

•	restrictions on use of proceeds, investments, transactions with affiliates, change of principal business;

•	a provision limiting oil and natural gas hedging transactions (other than puts) to a volume not exceeding 75% of anticipated production from proved producing reserves;

•	a requirement that Encore maintain a ratio of consolidated current assets to consolidated current liabilities of not less than 1.0 to 1.0; and

•	a requirement that Encore maintain a ratio of consolidated EBITDA (as defined in the Encore Credit Agreement) to the sum of consolidated net interest expense plus letter of credit fees of not less than 2.5 to 1.0.
     The Encore Credit Agreement contains customary events of default. If an event of default occurs and is continuing, lenders with a majority of the aggregate commitments may require Bank of America, N.A. to declare all amounts outstanding under the Encore credit agreement to be immediately due and payable.
     The foregoing description of the Encore Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Encore Credit Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.
     Bank of America, N.A, the other lenders under the Encore Credit Agreement and their affiliates or predecessors have in the past performed, and may in the future from time to time perform, investment banking, advisory, general financial and commercial services for Encore and its subsidiaries for which they have in the past received, and may in the future receive, customary fees and reimbursement of expenses.
     Encore Energy Partners Operating LLC Credit Agreement
     On March 7, 2007, Encore Energy Partners Operating LLC, a Delaware limited liability company and indirect wholly owned subsidiary of Encore (“OLLC”), entered into a five-year credit agreement (the “OLLC Credit Agreement”) with Bank of America, N.A., as administrative agent, L/C Issuer, and Banc of America Securities LLC, as sole lead arranger and sole book manager, and certain lenders. The OLLC Credit Agreement provides for revolving credit loans to be made to OLLC from time to time and letters of credit to be issued from time to time for the account of OLLC or any of its restricted subsidiaries.
     The aggregate amount of the commitments of the lenders under the OLLC Credit Agreement is $300 million. Availability under the OLLC Credit Agreement is subject to a borrowing base, provided that OLLC has the option of borrowing up to $10 million in excess of the borrowing base for a certain period of time following the closing date. The initial borrowing base is $115 million. The borrowing base is redetermined semi-annually and upon requested special redeterminations.
     The OLLC Credit Agreement matures on March 7, 2012. OLLC’s obligations under the OLLC Credit Agreement are secured by a first-priority security interest in OLLC’s and its restricted subsidiaries proved oil and natural gas reserves and in the equity interests of OLLC and its restricted subsidiaries. In addition, OLLC’s obligations under the OLLC Credit Agreement are guaranteed by its direct parent, Encore Energy Partners LP, a Delaware limited partnership (the “Partnership”), and OLLC’s restricted subsidiaries. Obligations under this credit facility are non-recourse to Encore and its restricted subsidiaries.

     Loans under the OLLC Credit Agreement are subject to varying rates of interest based on (1) the total amount outstanding under the credit agreement in relation to the borrowing base and (2) whether the loan is a Eurodollar loan or a base rate loan. Eurodollar loans bear interest at the Eurodollar rate plus the applicable margin indicated in the following table, and base rate loans bear interest at the base rate plus the applicable margin indicated in the following table:

Ratio of Total Outstandings	Applicable Margin for	Applicable Margin for
to Borrowing Base	Eurodollar Loans	Base Rate Loans
less than .50 to 1	1.000%	0.000%
greater than or equal to .50 to 1 but less than .75 to 1	1.250%	0.000%
greater than or equal to .75 to 1 but less than .90 to 1	1.500%	0.250%
greater than .90 to 1	1.750%	0.500%
     The “Eurodollar rate” and the base rate are calculated in the same manner as under the Encore Credit Agreement.
     As of March 7, 2007, the aggregate principal amount of loans outstanding under the new credit facility was $125,000,000 and there were no outstanding letters of credit. Borrowings under the OLLC Credit Agreement may be repaid from time to time without penalty.
     The OLLC Credit Agreement contains covenants that include, among others:
•	a prohibition against incurring debt, subject to permitted exceptions;

•	a prohibition against paying dividends or making distributions, purchasing or redeeming capital stock or prepaying indebtedness, subject to permitted exceptions;

•	a restriction on creating liens on the assets of the Partnership, OLLC and its restricted subsidiaries, subject to permitted exceptions;

•	restrictions on merging and selling assets outside the ordinary course of business;

•	restrictions on use of proceeds, investments, transactions with affiliates, change of principal business;

•	a provision limiting oil and natural gas hedging transactions (other than puts) to a volume not exceeding 75% of anticipated production from proved producing reserves;

•	a requirement that OLLC maintain a ratio of consolidated current assets to consolidated current liabilities of not less than 1.0 to 1.0;

•	a requirement that OLLC maintain a ratio of consolidated EBITDA (as defined in the OLLC Credit Agreement) to the sum of consolidated net interest expense plus letter of credit fees of not less than 2.5 to 1.0; and

•	a requirement that OLLC maintain a ratio of consolidated funded debt (excluding certain related party debt) to consolidated adjusted EBITDA (as defined in the OLLC Credit Agreement) of credit fees of not more than 3.5 to 1.0.
     The OLLC Credit Agreement contains customary events of default. If an event of default occurs and is continuing, lenders with a majority of the aggregate commitments may require Bank of America, N.A. to declare all amounts outstanding under the OLLC Credit Agreement to be immediately due and payable.

     The foregoing description of the OLLC Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the OLLC Credit Agreement, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.
     Bank of America, the other lenders under the OLLC Credit Agreement and their affiliates or predecessors have in the past performed, and may in the future from time to time perform, investment banking, advisory, general financial and commercial services for Encore and its subsidiaries for which they have in the past received, and may in the future receive, customary fees and reimbursement of expenses.
Item 2.01 Completion of Acquisition or Disposition of Assets.
     On January 16, 2007, Encore entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with Clear Fork Pipeline Company, Howell Petroleum Corporation and Kerr-McGee Oil & Gas Onshore LP to acquire certain oil and natural gas properties and related assets in the Big Horn Basin of Wyoming and Montana (the “Acquisition”), which included oil and natural gas properties and related assets in or near the Elk Basin field in Park County, Wyoming and Carbon County, Montana (the “Elk Basin Assets”) and oil and natural gas properties in the Gooseberry field in Park County, Wyoming (the “Gooseberry Assets”).
     The closing of the Acquisition occurred on March 7, 2007. Prior to closing, Encore assigned the rights and duties under the Purchase Agreement relating to the Elk Basin Assets to OLLC and the rights and duties under the Purchase Agreement relating to the Gooseberry Assets to Encore Operating, L.P., an indirect wholly owned subsidiary of Encore. At closing, OLLC paid the sellers approximately $328.7 million for the Elk Basin Assets and Encore Operating, L.P. paid the sellers approximately $63.7 million for the Gooseberry Assets.
     The purchase price was determined by based on arm’s length negotiations. Prior to the Acquisition, there were no material relationships between the sellers, on the one hand, and Encore or any of its affiliates, directors, officers or any associate of such directors or officers, on the other hand.
     The Acquisition was funded through borrowings under the credit agreements described in Items 1.01 and 2.03 of this Current Report on Form 8-K.
     The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits
     (a), (b) Financial Statements of Businesses Acquired; Pro Forma Financial Information
     Pursuant to Item 9.01(a)(4) and Item 9.01(b)(2) of Form 8-K, Encore will amend this filing not later than 71 calendar days after March 13, 2007, to file the financial statements required by Rule 3-05(b) of Regulation S-X (17 CFR 210.2-05(b)) and Article 11 of Regulation S-X (17 CFR 210).
     (d) Exhibits
2.1	Purchase and Sale Agreement dated January 16, 2007 among Clear Fork Pipeline Company, Howell Petroleum Corporation, Kerr-McGee Oil & Gas Onshore LP, and Encore Acquisition Company (incorporated by reference to Exhibit 2.1 to Encore’s Current Report on Form 8-K filed on January 17, 2007).
10.1	Credit Agreement dated as of March 7, 2007 by and among Encore Acquisition Company, Encore Operating, L.P., Bank of America, N.A., as administrative agent and L/C Issuer, Fortis Capital Corp. and Wachovia Bank, N.A., as co-syndication agents, BNP Paribas and Calyon New York

Branch, as co-documentation agents, Banc of America Securities LLC, as sole lead arranger and sole book manager, and other lenders party thereto.
10.2	Credit Agreement dated as of March 7, 2007 by and among Encore Energy Partners Operating LLC, Encore Energy Partners LP, Bank of America, N.A., as administrative agent and L/C Issuer, Banc of America Securities LLC, as sole lead arranger and sole book manager, and other lenders.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCORE ACQUISITION COMPANY
Date: March 13, 2007	By:	/s/ Robert C. Reeves
Robert C. Reeves
Senior Vice President, Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit No.	Description

2.1	Purchase and Sale Agreement dated January 16, 2007 among Clear Fork Pipeline Company, Howell Petroleum Corporation, Kerr-McGee Oil & Gas Onshore LP, and Encore Acquisition Company (incorporated by reference to Exhibit 2.1 to Encore’s Current Report on Form 8-K filed on January 17, 2007).
10.1	Credit Agreement dated as of March 7, 2007 by and among Encore Acquisition Company, Encore Operating, L.P., Bank of America, N.A., as administrative agent and L/C Issuer, Fortis Capital Corp. and Wachovia Bank, N.A., as co-syndication agents, BNP Paribas and Calyon New York Branch, as co-documentation agents, Banc of America Securities LLC, as sole lead arranger and sole book manager, and other lenders party thereto.
10.2	Credit Agreement dated as of March 7, 2007 by and among Encore Energy Partners Operating LLC, Encore Energy Partners LP, Bank of America, N.A., as administrative agent and L/C Issuer, Banc of America Securities LLC, as sole lead arranger and sole book manager, and other lenders.